SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________

FORM 8-K
Current Report
______________

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2013 (January 28, 2013)

PAZOO, Inc.
(Exact name of Registrant as specified in charter)

Nevada	333-178037	27-3984713
(State or other jurisdiction	(Commission file number)	(I.R.S. Employer
of incorporation)		Identification Number)

15A Saddle Road
Cedar Knolls, New Jersey 07927
 (Address of Principal Executive Offices)

________________________________
(Prior Address if Changed From Last Report)

(973) 455-0970
 (Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01  Changes in Registrant’s Certifying Accountant.

On or about January 28, 2013, the Company, with the approval of its Board of Directors, dismissed Santora CPA Group (Santora) in an effort to reduce its costs of compliance with its financial reporting obligations.

Santora’s reports on the Company’s financial statements for the years ended December 31, 2010 and December 31, 2011 did not contain an adverse opinion, or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except for the following going concern qualification:

“The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 5 to the financial statements, unless the Company is successful in expanding its operations and generating sufficient cash flow to meet its obligations, the Company is likely to cease operations. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plan in regard to these matters is also described in Note 5. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

During the Company’s two most recent fiscal years ending December 31, 2012 and December 31, 2011, and the subsequent period through the date of termination, January 1, 2013 through January 29, 2013, there were no disagreements on any matter of accounting principals or practices, financial statement disclosure, or auditing scope or procedure which disagreement(s), if not resolved to the satisfaction of Santora, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report as described in Item 304(a)(1)(iv) of Regulation S-K.  A letter from Santora confirming this to be the case is attached as Exhibit 16.01.

On January 30, 2013, the Company engaged the services of MaloneBailey, LLP as its certifying accountants for the fiscal year ended December 31, 2012.  The Company did not consult with MaloneBailey, LLP during the two prior fiscal years ended December 31, 2010 and December 31, 2011 regarding the application of accounting principals to a specific completed or contemplated transaction, or the type of audit opinion that may be rendered on the Company’s financial statements. Neither written nor oral advice was provided that was an important factor considered by MaloneBailey, LLP in reaching a decision as to the accounting, auditing or financial reporting issue; or any other matter that was the subject of any disagreement(s) or event identified in response paragraph (a)(1)(iv) of Item 304 of Regulation S-K.

Item 9.01  Financial Statements and Exhibits.

a.	Exhibits.
16.01	Letter of Santora CPA Group dated January 30, 2013.

Signatures

Pursuant to the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 30, 2013	Pazoo, Inc.
(Registrant)

/s/ David M. Cunic
David M. Cunic/ CEO